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DEAN  HELLER
Secretary of State
101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
                                Certificate of
                                   Amendment
                          (PURSUANT TO NRS 78.385 and 78.390)
                                Office Use Only:
                                 (775) 684 5708
Important:  Read  attached  instructions  before  completing  form.
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              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

1.   Name  of  Corporation:

                               STACO, INCORPORATED
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2.   The  articles  have  been  amended  as follows (provide article numbers, if available:

                                     FIRST:
                         The name of this corporation is
                          CONCRETE CASTING INCORPORATED
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3.   The  vote  by  which  the  stockholders  holding  shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is*:

                                      53.4%
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4.     Signatures  (Required):



/s/ Cordell Henrie                                  /S/ Tom Hofer
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President                                    And    Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.